As filed with the Securities and Exchange Commission on May 3, 2021

                                                                                                                                  Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GAIA, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-1113527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

833 West South Boulder Road

Louisville, Colorado 80027

(303) 222-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul C. Tarell

Chief Financial Officer

Gaia, Inc.

833 West South Boulder Road

Louisville, Colorado 80027

(303) 222-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Thomas R. Stephens, Esq.

Polly S. Swartzfager, Esq.

Bartlit Beck LLP

1801 Wewatta Street, Suite 1200

Denver, Colorado 80202

(303) 592-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

CALCULATION OF REGISTRATION FEE:

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Class A Common Stock, par value $.0001 per share	10,000,000	$10.54	$105,400,000	$11,499.14

(1)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices for a share of the registrant’s Class A common stock as reported on the Nasdaq Global Market on April 26, 2021.

(3)	Calculated in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 3, 2021

PROSPECTUS

GAIA, INC.

10,000,000 shares

Class A Common Stock

We may offer and sell from time to time in one or more offerings up to 10,000,000 shares of Class A common stock of Gaia.

Our Class A common stock is traded on the Nasdaq Global Market under the symbol “GAIA.” The last reported sale price of our Class A common stock on the Nasdaq Global Market on April 26, 2021 was $10.58 per share.

Each time we sell shares of our Class A common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference” before you make your investment decision.

We may sell shares of Class A common stock to or through underwriters or dealers, through agents, directly to investors, or in any other manner specified in a prospectus supplement. The names of any underwriters, dealers, or agents involved in the sale of our shares, their compensation and any overallotment options held by them will be described in the applicable prospectus supplement. For general information about the methods of sale, see “Plan of Distribution” in this prospectus.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf registration process, we may, from time to time, offer and sell in one or more offerings up to 10,000,000 shares of our Class A common stock as described in this prospectus.

Each time we sell shares of our Class A common stock under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change any of the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus may not be used to consummate a sale of our Class A common stock unless it is accompanied by a prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement.  We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information in this prospectus or a prospectus supplement, or incorporated by reference, is accurate as of any date other than the date of those documents.  Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

References in this prospectus to “Gaia,” “we,” “us” and “our” are to Gaia, Inc. and its subsidiaries, unless the context requires otherwise.

GAIA, INC.

Company Overview

Gaia, Inc. operates a global digital video subscription service and on-line community that caters to a unique and underserved member base. Our digital content library includes approximately 8,000 titles, with a growing selection of titles available in Spanish, German and French. Our members have unlimited access to this vast library of inspiring films, cutting edge documentaries, interviews, yoga classes, transformation-related content, and more – 80% of which is exclusively available to our members for digital streaming on most internet-connected devices anytime, anywhere, commercial free.

Corporate Information

We were incorporated under the laws of the State of Colorado on July 7, 1988. Our principal executive offices are located at 833 West South Boulder Road, Louisville, Colorado 80027, and our telephone number is (303) 222-3600. Our website address is www.gaia.com. The information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should carefully consider the risks described in the section titled “Risk Factors” in any applicable prospectus supplement, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement.  Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Information about us, including our SEC filings, is also available on our website at www.gaia.com; however, that information is not a part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, and does not contain all the information set forth in the registration statement. You should review the information and exhibits in the registration statement for further information about us and the Class A common stock we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2020;
•	our Proxy Statement on Schedule 14A filed on March 8, 2021, to the extent specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;
•	our Current Reports on Form 8-K filed on January 4, 2021 and March 1, 2021; and
•

the description of our Class A common stock contained in our registration on Form 8-A filed with the SEC on October 1, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus. These documents may include annual, quarterly and current reports, as well as proxy statements. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Gaia, Inc.

Attention: Investor Relations

833 West South Boulder Road

Louisville, Colorado 80027

(303) 222-3600

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in this prospectus, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “strive,” “future,” “intend” and similar expressions as they relate to Gaia or its management are intended to identify such forward-looking statements. These forward-looking statements, including, but not limited to, the statements in this prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement, are not based on historical fact, but rather reflect our current expectations concerning future results and events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements, including the risks outlined in this prospectus, any accompanying prospectus supplement, or any documents or reports incorporated by reference herein. Risks and uncertainties that could cause actual results to differ are included in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.” We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our management’s view only as of the date of this report.

We do not have a policy of updating or revising forward-looking statements, and we assume no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

Except as otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the shares of our Class A common stock offered by us under this prospectus for general corporate purposes, which may include additions to working capital, financing of capital expenditures, repayment of indebtedness, and acquisitions and strategic investment opportunities.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Gaia is 250,000,000 shares, consisting of 150,000,000 shares of Class A common stock, $.0001 par value per share, 50,000,000 shares of Class B common stock, $.0001 par value per share, and 50,000,000 shares of preferred stock, par value $.0001 per share. As of April 26, 2021, there were 13,800,846 shares of Class A common stock outstanding, 5,400,000 shares of Class B common stock outstanding and no shares of preferred stock outstanding.

Capital Stock

Each holder of shares of Class A common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders. Each share of Class B common stock is entitled to ten votes on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Except as otherwise provided by law or in Gaia’s Amended and Restated Articles of Incorporation, all holders of shares of Class A common stock and shares of Class B common stock vote as a single group on all matters that are submitted to the shareholders for a vote. Accordingly, holders of a majority of the votes of the shares of Class A common stock and shares of Class B common stock entitled to vote in any election of directors may elect all of the directors who stand for election. A required number of shareholders having the minimum number of votes that would be necessary to authorize or take action at a meeting at which all of the shares entitled to vote thereon were present and voted may consent to an action in writing and without a meeting under certain circumstances.

Shares of Class A common stock and shares of Class B common stock are entitled to equal dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of a liquidation, dissolution or winding up of Gaia, the shares of Class A common stock and shares of Class B common stock would be entitled to share ratably in our assets remaining after the payment of all of our debts and other liabilities. Holders of shares of Class A common stock and shares of Class B common stock have no preemptive, subscription or redemption rights, and there are no redemption or sinking fund provisions applicable to the shares of Class A common stock and Class B common stock. The outstanding shares of Class A common stock and shares of Class B common stock are, and the shares of Class A common stock offered by us in this offering will be, when issued and paid for, fully paid and non-assessable. The shares of Class B common stock may not be transferred unless converted into shares of Class A common stock, other than certain transfers to affiliates and family members. The shares of Class B common stock are convertible one-for-one into shares of Class A common stock, at the option of the holder of the shares of Class B common stock.

Our board of directors is authorized, subject to any limitations prescribed by Colorado law, to issue at any time up to 50,000,000 shares of preferred stock. The board may provide for the issuance of the preferred stock in one or more series or classes with designations, preferences, limitations and relative rights determined by the board without any vote or action by the shareholders, although the board may not issue voting preferred stock without the consent or approval of a majority of the Class B common stock. As a result, the board has the power to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of the common stock. Although we have no current plans to issue any preferred stock, the issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from attempting to acquire us. Such an issuance could also dilute your voting power.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of Class A common stock is Broadridge Corporate Issuer Solutions.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus from time to time in one or more transactions, including:

•	to or through underwriters, brokers or dealers;
•	directly to purchasers, including our affiliates;
•	through agents;
•	through a combination of any of these methods of sale; or
•	through any other method permitted by applicable law and described in a prospectus supplement.

These securities may be distributed at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to the prevailing market prices; or at negotiated prices. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including:

•	the names of any participating underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the method of distribution;
•	the purchase price or public offering price of the securities;
•	the net proceeds to us from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any other material terms of the offering.

Sales Through Underwriters or Dealers

If we use underwriters in the sale of securities offered through this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may offer securities to the public either though underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in any prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use dealers in the sale of securities, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best-efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Electronic Auctions

We may also make sales through the internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used. Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the internet or other electronic bidding process or auction.

General Information

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or may perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the offered securities will be passed upon for us by Bartlit Beck LLP, Denver, Colorado. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses, other than any underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee. These expenses will be borne by the registrant.

SEC registration fee	$11,500
Accounting fees and expenses	2,500
Legal fees and expenses	12,000
Miscellaneous expenses	2,500

Total	$28,500

Item 15.	Indemnification of Officers and Directors.

Colorado law provides for indemnification of directors, officers and other employees in certain circumstances (C.R.S. (§) 7-109-101 et. seq.) and for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances (C.R.S. (§) 7-108-402). The Amended and Restated Articles of Incorporation of Gaia limit the personal liability for monetary damages of directors and provide indemnification to directors and officers of Gaia to the fullest extent permitted by the Colorado Business Corporation Act. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of reasonable fees and expenses incurred by the director or officer in defense of the lawsuit or proceeding.

Gaia has entered into indemnification agreements with each of its directors and certain executive officers. These agreements provide that Gaia will indemnify each of its directors and certain executive officers to the fullest extent permitted by law.

Gaia maintains a $20,000,000 directors and officers insurance policy providing insurance indemnifying Gaia’s directors and executive officers for certain liabilities. This insurance policy insures the past, present and future directors and officers of Gaia, with certain exceptions, from claims arising out of any error, misstatement, misleading statement, act, omission, neglect or breach of duty by any of the directors while acting in their capacities as such. Claims include claims arising from sales and purchases of Gaia securities and shareholder derivative actions.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

4.1	Form of Gaia, Inc. Stock Certificate (incorporated by reference to Exhibit 4.1 of Gaia’s Registration Statement on Form S-1 (No. 333-83283)).

5.1	Opinion of Bartlit Beck LLP (filed herewith).

23.1	Consent of Plante & Moran, PLLC (filed herewith).

23.2	Consent of Bartlit Beck LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Registration Statement).

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person, if any, of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on May 3, 2021.

GAIA, INC.
By:	/S/ Paul Tarell
Paul Tarell Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Jirka Rysavy and Paul Tarell, and each of them, the lawful attorneys-in-fact and agents with full power and authority including power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated opposite their names.

Signature	Title	Date

/S/ Jirka Rysavy Jirka Rysavy	Chairman and Chief Executive Officer (principal executive officer)	May 3, 2021

/S/ Paul Tarell Paul Tarell	Chief Financial Officer (principal financial and accounting officer)	May 3, 2021

/S/ James Colquhoun James Colquhoun	Director	May 3, 2021

/S/ Kristin Frank Kristin Frank	Director	May 3, 2021

/S/ David Maisel David Maisel	Director	May 3, 2021

Keyur Patel	Director

/S/ Paul Sutherland Paul Sutherland	Director	May 3, 2021

Anaal Udaybabu	Director

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